Exhibit 10.3

CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE

U.S. $33,000,000.00March 21, 2018

WHEREAS, THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation (together with each subsequent holder hereof, individually or collectively as the case may be, “Holder”), having an address at c/o AIG Investments, 777 S. Figueroa Street, 16th Floor, Los Angeles, California 90017-5800, or at such other address as may be designated from time to time hereafter by any Holder, is the holder of the Prior Notes (as defined below), evidencing obligations made by one or more of the parties set forth on Schedule I attached hereto, each having an address at c/o GTJ REIT Inc., 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552 (collectively, jointly and severally, “Maker”);

WHEREAS, as of the date of this Consolidated, Amended and Restated Promissory Note (this “Note”), there is presently owing under the Prior Notes (as hereinafter defined) the combined principal balance of $16,900,000.00;

WHEREAS, as of the date of this Note, Maker has requested that Holder make an additional advance (the “Additional Advance”) to Maker in the amount of $16,100,000.00, and Holder has agreed to do so, provided that the Additional Advance is evidenced hereby; and

WHEREAS, Holder and Maker have agreed that the indebtedness evidenced by the Prior Notes shall be consolidated, amended and restated, that such Prior Notes shall be exchanged, together with the Additional Advance, for this Note and upon such exchange, the Prior Notes, together with the Additional Advance, shall be deemed replaced by this Note, but that in no event shall such exchange be deemed to be a cancellation, novation or extinguishment of the outstanding indebtedness evidenced by the Prior Notes or, other than the Additional Advance, be deemed to be the creation or substitution of new indebtedness other than in connection with the Additional Advance; it having been expressly agreed that this Note shall merely be evidence of the indebtedness heretofore evidenced by the Prior Notes, together with the Additional Advance, and that the terms of the Prior Notes shall be entirely supplanted and superseded by this Note.

NOW THEREFORE, Maker hereby confirms its agreement with the foregoing “WHEREAS” clauses, and Maker hereby promises to pay to the order of Holder the outstanding principal balance of the Prior Notes as of the date hereof and the Additional Advance for an aggregate consolidated principal sum of THIRTY-THREE MILLION and 00/100 DOLLARS ($33,000,000.00), together with interest on the principal balance outstanding from time to time, as hereinafter provided, in lawful money of the United States of America in accordance with this Note and the other Loan Documents (as defined below).

By its execution and delivery of this Note, Maker covenants and agrees as follows:

1.Interest Rate and Payments.

(a)The balance of principal outstanding from time to time under this Note shall bear interest at the rate of four and twenty-five hundredths percent (4.25%) per annum (the “Original Interest Rate”), computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each; however, interest for partial months shall be calculated by multiplying the principal balance of this Note by the applicable interest rate (i.e., the Original Interest Rate or the New Rate (hereinafter defined)), dividing the product by three hundred sixty (360), and multiplying that result by the actual number of days elapsed.

(b)Interest only on this Note shall be payable on the date hereof, in advance, for the period from and including the date hereof through and including March 31, 2018 (the “Stub Interest Period”). For the purposes of this Note, (i) the term “Payment Date” shall mean the first day of each calendar month beginning the second month following the Stub Interest Period through and including the first day of the calendar month immediately preceding the Maturity Date (hereinafter defined), and (ii) the first Payment Date shall be May 1, 2018.

(c)On each Payment Date through and including the Payment Date that is sixty (60) calendar months following the expiration of the Stub Interest Period (such period the “Interest Only Period”), payments of interest only shall be payable in the amount of $116,875.00 each.

(d)Commencing on the first Payment Date immediately succeeding the expiration of the Interest Only Period and on each Payment Date thereafter, combined payments of principal and interest shall be payable, in arrears, in the amount of $162,340.16 each (such amount representing an amount sufficient to fully amortize the original principal amount of the Loan over a thirty (30) year period (the “Amortization Period”)).

(e)The entire outstanding principal balance, and all other amounts due under this Note and the other Loan Documents, together with all accrued and unpaid interest thereon, shall be due and payable in full on April 1, 2028 (the “Maturity Date”).

2.Holder’s Extension Option; Net Operating Income.  The provisions of this Section 2 concern the election of Holder to extend the term of the loan evidenced by this Note (the “Loan”) for the Extension Term (as defined below) and certain obligations of Maker during the Extension Term.

(a)If Maker shall fail to pay the outstanding principal balance of this Note and all accrued interest and other charges due hereon and all other amounts due under the Loan Documents, on or prior to the Maturity Date, Holder shall have the right, at Holder’s sole option and in Holder’s sole discretion, to extend the term of the Loan for an additional period of five (5) years (the “Extension Term”) and require Maker to make additional monthly payments of Net Operating Income (as hereinafter defined).  If Holder elects to extend the term of the Loan pursuant to this Section 2, Maker shall pay all fees of Holder incurred in connection with such extension, including, but not limited to, attorneys’ fees and title insurance premiums.  Maker shall execute all documents reasonably requested by Holder to evidence and secure the Loan, as extended, and shall obtain and provide to Holder any title insurance policy or endorsement to Holder’s title insurance policy requested by Holder.  If Holder elects to extend the term of the Loan for the Extension Term, no “Event of Default” shall be deemed to exist solely by reason of the failure by Maker to pay the then-outstanding principal balance of the Loan, and all other amounts due under this Note and the other Loan Documents, together with all accrued and unpaid interest thereon, on the Maturity Date.

(b)Should Holder elect to extend the term of the Loan as provided above, Holder shall: (i) reset the interest rate borne by the then-outstanding principal balance of the Loan to a rate per annum (the “New Rate”) equal to the greater of (A) the Original Interest Rate, or (B) Holder’s (or comparable lenders’, if Holder is no longer making such loans) then-prevailing interest rate for five (5) year loans secured by properties similar to the Property (as hereinafter defined), as determined by Holder in its sole discretion; (ii) re-amortize the then-outstanding principal balance of the Loan over the then-remaining portion of the Amortization Period; (iii) have the right to require Maker to enter into modifications of the non-economic terms of the Loan Documents as Holder may request (the “Non-Economic Modifications”); and (iv) notwithstanding any provision set forth in the Loan Documents to the contrary, have the right to require Maker to make monthly payments into escrow for insurance premiums and real property taxes, assessments and similar governmental charges.  Hence, monthly principal and interest payments payable under this Note during the Extension Term shall be based upon the New Rate, in an amount that would be sufficient to fully amortize the then-outstanding principal balance of the Loan over the then-remaining portion of the Amortization Period, if such amortization were based on a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each.

(c)If Holder elects to extend the term of the Loan as provided in this Section 2, Holder shall advise Maker of the New Rate on or prior to the Maturity Date.

(d)In addition to the required monthly payments of principal and interest set forth above, commencing on the first day of the second month following the Maturity Date and continuing on the first day of each month thereafter during the Extension Term (each an “Additional Payment Date”), Maker shall make monthly payments to Holder in an amount equal to all Net Operating Income (hereinafter defined) attributable to the Property for the calendar month ending on the last day of the month that is two (2) months preceding each such Additional Payment Date.  For example, assuming the Maturity Date is January 1, then Net Operating Income for the period from January 1 through January 31 shall be payable to Holder on March 1; Net Operating Income for the period from February 1 through February 28 shall be payable to Holder on April 1, and so on.

(e)All such Net Operating Income received from Maker shall be held by, and in the possession of, Holder or Holder’s servicer, and shall be deposited into an account or accounts maintained at a financial institution chosen by Holder or Holder’s servicer in its sole discretion (the “Deposit Account”) and all such funds shall be invested in a manner acceptable to Holder in its sole discretion.  All interest, dividends and earnings credited to the Deposit Account shall be held and applied in accordance with the terms hereof.

(f)On the third Additional Payment Date and on each third Additional Payment Date thereafter, Holder shall apply all Excess Funds (hereinafter defined), if any, (i) first, to the payment of any past-due amounts under this Note or any other Loan Documents, and (ii) then, to the prepayment of any amounts due under this Note and the other Loan Documents in such order and manner as determined by Holder, without premium or penalty.

(g)As security for the repayment of the Loan and the performance of all other obligations of Maker under the Loan Documents, Maker hereby assigns, pledges, conveys, delivers, transfers and grants to Holder a first priority security interest in and to: (i) all of Maker’s right, title and interest in and to the Deposit Account; (ii) all rights to payment from the Deposit Account and the money deposited therein or credited thereto (whether then due or in the future due and whether then or in the future on deposit); (iii) all interest thereon; (iv) any certificates, instruments and securities, if any, representing the Deposit Account; (v) all claims, demands, general intangibles, choses in action and other rights or interests of Maker in respect of the Deposit Account; (vi) any monies then or at any time thereafter deposited therein; and (vii) any increases, renewals, extensions, substitutions and replacements thereof and all proceeds of the foregoing.

(h)From time to time, but not more frequently than monthly, Maker may request a disbursement (a “Disbursement”) from the Deposit Account for capital expenses, furniture, fixtures and equipment, tenant improvement expenses, leasing commissions and special contingency expenses.  Holder may consent to or deny any such Disbursement in its sole discretion.

(i)During the existence of an Event of Default (hereinafter defined), (i) Maker shall not be entitled to any further Disbursement from the Deposit Account and (ii) Holder shall be entitled to take immediate possession and control of the Deposit Account (and all funds contained therein) and to pursue all of its rights and remedies available to Holder under the Loan Documents, at law and in equity.

(j)All of the terms and conditions of the Loan Documents shall apply during the Extension Term, except as expressly set forth above, and except that no further extensions of the Loan shall be permitted.

(k)For the purposes of the foregoing:

(i)“Excess Funds” shall mean, on any Additional Payment Date, the amount of funds then existing in the Deposit Account (including any Net Operating Income due on the applicable Additional Payment Date), less an amount equal to the sum of three regularly scheduled payments of principal and interest due on this Note and the other Loan Documents;

(ii)“Net Operating Income” shall mean, for any particular period of time, Gross Revenue for the relevant period, less Operating Expenses for the relevant period; provided, however, that if such amount is equal to or less than zero (0), Net Operating Income shall equal zero (0);

(iii)“Gross Revenue” shall have the definition as set forth in that certain Loan Agreement, of even date herewith, by and between Maker and Holder (as the same may be amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”); and

(iv)“Operating Expenses” shall mean the sum of all ordinary and necessary operating expenses actually paid by Maker in connection with the operation of the Property during the relevant period for which the calculation of Operating

Expenses is being made, including, but not limited to, (a) payments made by Maker for taxes and insurance required under the Loan Documents, and (b) monthly debt service payments as required under this Note and the other Loan Documents.

3.Budgets During Extension Term.

(a)Within fifteen (15) Business Days (as defined below) following the Maturity Date and on or before December 1 of each subsequent calendar year, Maker shall deliver to Holder a proposed revenue and expense budget for the Property for the remainder of the calendar year in which the Maturity Date occurs or the immediately succeeding calendar year (as applicable).  Such budget shall set forth Maker’s projection of Gross Revenue and Operating Expenses for the applicable calendar year, which shall be subject to Holder’s reasonable approval.  Once a proposed budget has been reviewed and approved by Holder, and Maker has made all revisions requested by Holder, if any, the revised budget shall be delivered to Holder and shall thereafter become the budget for the Property hereunder (any such budget referred to as the “Budget”) for the applicable calendar year.  If Maker and Holder are unable to agree upon a Budget for any calendar year, the budgeted Operating Expenses (excluding extraordinary items) provided in the Budget for the Property for the preceding calendar year shall be considered the Budget for the Property for the subject calendar year until Maker and Holder agree upon a new Budget for such calendar year.

(b)During the Extension Term, Maker shall operate the Property in accordance with the applicable Budget for the applicable calendar year, and the total of expenditures relating to the Property exceeding one hundred five percent (105%) of the aggregate of such expenses set forth in the applicable Budget for the applicable time period shall not be treated as Operating Expenses for the purposes of calculating “Net Operating Income,” without the prior written consent of Holder except for emergency expenditures that, in Maker’s good faith judgment, are reasonably necessary to protect, or avoid immediate danger to, life or property.

4.Reports During Extension Term.

(a)During the Extension Term, Maker shall deliver to Holder all financial statements reasonably required by Holder to calculate Net Operating Income, including, without limitation, a monthly statement to be delivered to Holder concurrently with Maker’s payment of Net Operating Income that sets forth the amount of Net Operating Income accompanying such statement and Maker’s calculation of Net Operating Income for the relevant calendar month.  Such statements shall be certified by an executive officer of Maker or Maker’s manager, managing member or general partner (as applicable) as having been prepared in accordance with the terms hereof and to be true, accurate and complete in all material respects.

(b)In addition, on or before April 1 of each calendar year during the Extension Term, Maker shall submit to Holder an annual income and expense statement for the Property that shall include the calculation of Gross Revenue, Operating Expenses and Net Operating Income for the preceding calendar year and shall be accompanied by Maker’s reconciliation of any difference between the actual aggregate amount of the Net Operating Income for such calendar year and the aggregate amount of Net Operating Income for such calendar year actually remitted to Holder.  All such statements shall be certified by an executive officer of Maker or Maker’s manager, managing member or general partner (as applicable) as having been prepared in accordance with the terms hereof and to be true, accurate and complete in all material respects.  If any such annual financial statement discloses any inconsistency between the calculation of Net Operating Income and the amount of Net Operating Income actually remitted to Holder, Maker shall, within ten (10) days following receipt by Maker of such annual financial statements, remit to Holder the amount of any underpayment of Net Operating Income for such calendar year or, in the event of an overpayment by Maker (as confirmed in writing by Holder), the amount of such overpayment may be withheld from the immediately subsequent payment of Net Operating Income required hereunder.

(c)Holder may notify Maker within ninety (90) days after receipt of any annual statement or report required under Section 4(b) of this Note that Holder disputes any computation or item contained in any portion of such statement or report.  If Holder so notifies Maker, Holder and Maker shall meet in good faith within twenty (20) days after Holder’s notice to Maker to resolve such disputed items.  If, despite such good faith efforts, the parties are unable to resolve the dispute at such meeting or within ten (10) days thereafter, the items shall be resolved by an independent certified public accountant designated by Holder within fifteen (15) days after the end of such ten (10) day period.  The determination of such accountant shall be final.  All fees of such accountant shall be paid by Maker.  Maker shall remit to Holder any additional amount of Net Operating Income found to be due for such periods within ten (10) days after the resolution of such dispute by the parties or the accountant’s determination, as applicable.  The amount of any overpayment found to have been made for such periods may be withheld from the immediately subsequent payment of Net Operating Income required hereunder.

(d)Maker shall at all times keep and maintain full and accurate books of account and records adequate to reflect correctly all items required in order to calculate Gross Revenue, Operating Expenses and Net Operating Income.

5.Prepayment

(a)Maker shall have no right to prepay all or any part of this Note before the date that is sixty (60) calendar months from and after the first day immediately following the Stub Interest Period (the “Lockout Expiration Date”).

(b)At any time on or after the Lockout Expiration Date (but subject to clause (i), clause (ii) and clause (iii) of this Section 5(b)), Maker shall have the right to prepay the full then-outstanding principal amount of the Loan, and all other amounts due under this Note and the other Loan Documents, and all accrued but unpaid interest thereon as of the date of prepayment, provided that (i) Maker gives not less than thirty (30) days’ prior written notice to Holder of Maker’s election to prepay this Note, (ii) Maker pays a prepayment premium to Holder equal to the greater of (A) one percent (1%) of the then-outstanding principal amount of the Loan or (B) the Present Value of this Note (hereinafter defined) (less the amount of principal under this Note being prepaid calculated as of the prepayment date), and (iii) Maker simultaneously prepays all other amounts (together with all accrued and unpaid interest thereon) outstanding under the other Loan Documents.  Any notice of prepayment delivered by Maker to Holder under this Section 5 may be revoked by delivery of written notice to Holder of such revocation at least ten (10) Business Days (as defined below) prior to the date of such prepayment.

(c)Notwithstanding the provisions of this Section 5, no prepayment premium shall be due in connection with (i) any involuntary prepayment due to the application by Holder of any insurance proceeds or condemnation awards to the principal balance of the Loan, provided, that no Default or Event of Default has occurred or is continuing at the time of such application of insurance proceeds or condemnation awards, or (ii) a prepayment that is made during the ninety (90) day period immediately preceding the Maturity Date.

(d)Holder shall notify Maker in writing of the amount and basis of determination of the prepayment premium.  Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by (i) the applicable prepayment premium, if any, (ii) the entire outstanding principal balance of the Loan and (iii) all accrued and unpaid interest and all other amounts due under this Note and the other Loan Documents.  Maker may not prepay the Loan on a Friday, on any day that is not a Business Day or on any day preceding a public holiday, or the equivalent for banks generally under the laws of the State of New York.

(e)In no event shall Maker be permitted to make any partial prepayments of this Note, except for (i) making payments of Net Operating Income during the Extension Term as required above, (ii) the application of insurance proceeds or condemnation awards to the principal balance of this Note, as provided herein and in the Loan Agreement, and (iii) in connection with payment to Holder of any Release Amount (as such term is defined in the Loan Agreement) in respect of any Released Property (as such term is defined in the Loan Agreement) pursuant to and in accordance with Section 8.4 of the Loan Agreement.

(f)If Holder accelerates this Note for any reason, then in addition to Maker’s obligation to pay the then-outstanding principal balance of the Loan, all accrued but unpaid interest thereon and any other amounts due hereunder and under the other Loan Documents, Maker shall pay to Holder an additional amount equal to the prepayment premium that would be due to Holder if Maker were voluntarily prepaying this Note at the time that such acceleration occurred, or if under the terms hereof no voluntary prepayment would be permissible on the date of such acceleration, Maker shall pay a prepayment premium equal to 150% of the highest prepayment premium set forth in this Note, calculated as of the date of such acceleration as if prepayment were permitted on such date.

(g)For the purposes of the foregoing:

(i)The “Present Value of this Note” with respect to any prepayment of this Note, as of any date, shall be determined by discounting all scheduled payments of principal and interest remaining to the Maturity Date, attributed to the amount being prepaid, at the Discount Rate.  If prepayment occurs on a date other than a regularly scheduled Payment Date, the actual number of days remaining from the prepayment date to the next Payment Date will be used to calculate such discount within such period;

(ii)The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually;

(iii)The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of this Note, for the week prior to the prepayment date, as reported in Federal Reserve

Statistical Release H.15 - Selected Interest Rates, conclusively determined by Holder on the prepayment date, plus twenty-five (25) basis points.  The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary.  In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.

(h)Holder shall not be obligated to actually reinvest the amount prepaid in any treasury obligations as a condition precedent to receiving any prepayment premium or for any other reason.

(i)Notwithstanding the foregoing, at any time during the Extension Term, Maker shall have the right to prepay the full then outstanding principal amount of the Loan, and all other amounts due under this Note and the other Loan Documents, and all accrued but unpaid interest thereon as of the date of prepayment, without prepayment premium thereon.

6.Payments.  Whenever any payment to be made under this Note shall be stated to be due on any day that is not a Business Day (as such term is defined in the Loan Agreement), such payment may be made on the next succeeding Business Day.

7.Default Rate.

(a)The entire outstanding balance of principal, interest, and any other amount due under this Note and the other Loan Documents that are not paid when due (including, without limitation, the payment of the outstanding principal balance of this Note upon the Maturity Date), by acceleration or otherwise, shall bear interest from the date due until the date so paid at an interest rate equal to the greatest of (i) eighteen percent (18%) per annum or (ii) a per annum rate equal to four percent (4%) over the prime rate published in The Wall Street Journal on the first Business Day of each month or (iii) a per annum rate equal to five percent (5%) over the Original Interest Rate (such interest rate, the “Default Rate”); provided, however, that such rate shall not exceed the maximum permitted by applicable state or federal law.  In the event The Wall Street Journal is no longer published or no longer publishes such prime rate, Holder shall select a comparable reference.

(b)If any payment under this Note is not made when due, interest shall accrue on the entire outstanding principal balance of the Loan at the Default Rate from the date such payment was due until payment is actually made.  If any Event of Default shall occur, then during the continuance of such Event of Default, interest shall accrue on the then-outstanding principal balance of the Loan at the Default Rate.

8.Late Charges.  (a) In addition to interest as set forth herein, Maker shall pay to Holder a late charge equal to four percent (4%) of any amounts due under this Note in the event that any such amount is not paid when due, except for the outstanding principal balance and any other amounts due upon the Maturity Date; provided, however, that with respect to any such late payment, such late charge shall be charged only one time in respect of such late payment.

(b)Notwithstanding the provisions of Section 8(a), in any period of twelve (12) consecutive months there shall be a single grace period of not more than five (5) days for any one (1) payment due under this Note if such payment is not made on the date due therefor and no late charge, and no interest in addition to the regularly scheduled interest payable at the Original Interest Rate or, if applicable, the New Rate, shall be required with respect to such one (1) payment, provided, that such payment is made by Maker on or prior to the expiration of such five (5) day period.

9.Application of Payments.  All payments hereunder shall be applied in the following order: (i) first, to the payment of late charges, if any; (ii) second, to the payment of prepayment premiums, if any; (iii) third, to the repayment of any sums advanced by Holder for the payment of any insurance premiums, taxes, assessments or other charges against the Property securing this Note, if any, and any other costs and expenses incurred by Holder in accordance with the Loan Documents (together with interest thereon at the Default Rate from the date of advance until repaid), if any; (iv) fourth, to the payment of accrued and unpaid interest on this Note and other amounts due and payable under the other Loan Documents (other than principal), if any; and (v) fifth, to the reduction of the principal amount of this Note.  Notwithstanding the foregoing, for so long as any Event of Default is continuing, Holder shall have the continuing exclusive right to apply any payments received by Holder from or on behalf of Maker as Holder may elect against the then due and owing obligations of Maker under this Note and the other Loan Documents in such order of priority or in such allocations as Holder may determine in its sole and absolute discretion.

10.Immediately Available Funds.  All payments under this Note shall be payable in immediately available funds without setoff, counterclaim or deduction of any kind, and shall be made by electronic funds transfer from a bank account established and maintained by Maker for such purpose.

11.Security.  This Note is secured by, among other things, (i) the Mortgages (as such term is defined in the Loan Agreement) encumbering certain real property and improvements thereon and as more particularly described in such Mortgages (each individually, the “Property”, and collectively, the “Properties”), (ii) the Guaranty (as such term is defined in the Loan Agreement) and (iii) the other Security Documents (as such term is defined in the Loan Agreement).

12.Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

13.Event of Default.  Each of the following events will constitute an event of default (an “Event of Default”) under this Note, the Loan Agreement, the Mortgages and each other document evidencing or securing or executed in connection with the Loan (collectively, the “Loan Documents”), and any Event of Default under any Loan Document shall constitute an Event of Default hereunder and under each of the other Loan Documents:

(a)any failure to pay when due any interest, principal or other amount in a sum certain under this Note, the Loan Agreement, the Mortgages or under any of the other Loan Documents for which sum there is a scheduled date for payment or for which there is a date certain for payment; or

(b)any failure to pay within ten (10) days following demand by Holder for any amount due and payable by Maker under this Note, the Loan Agreement, the

Mortgages or under any other Loan Document other than any amount described in Section 13(a) above; or

(c)any failure to pay the outstanding Secured Obligations (as such term is defined in the Loan Agreement) on the Maturity Date; or

(d)any failure of Maker to perform any of the terms, covenants, obligations or conditions of this Note, the Mortgages or the other Loan Documents to which it is a party that are not specifically referred to in other subsections in this definition of “Event of Default,” in each case for ten (10) days after written notice to Maker from Holder, in the case of any failure that can be cured by the payment of a sum of money (other than Events of Default pursuant to Sections 13(a), 13(b) and 13(c) above as to which the grace period set forth in this Section 13(d) shall not be applicable), or for thirty (30) days after written notice from Holder, in the case of any other failure (unless a longer notice period is otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary failure is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Maker shall have commenced to cure such failure within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for such time as is reasonably necessary for Maker in the exercise of due diligence to cure such failure but in no event for more than one hundred twenty (120) days; and for the avoidance of doubt, the cure periods set forth in this Section 13(d) shall not be applicable to the Events of Default described in the other subsections of this Section 13 and any “Event of Default” as defined in the Loan Agreement and any other Loan Document is an Event of Default under this Note, and shall not be subject to the cure period set forth in this Section 13(d)); or

(e)if, at any time during the Extension Term, Gross Revenue for any calendar month shall be less than ninety-three percent (93%) of the amount of projected Gross Revenue for such month set forth in the applicable Budget; or

(f)the occurrence of any event that is deemed to be an “Event of Default” under any provision of this Note, the Mortgages, the Loan Agreement or any other Loan Document.

14.Acceleration.  If at any time an Event of Default exists, the entire outstanding balance of principal, accrued interest, and other sums owing hereunder shall, at the option of Holder, become at once due and payable without notice or demand.  Upon the occurrence of any Event of Default described in Section 13(d) hereof, Holder shall have the option, in its sole and absolute discretion, to either (a) exercise any remedies available to Holder under the Loan Documents, at law, in equity or otherwise, or (b) require Maker to submit a new proposed budget for Holder’s approval.  If Holder agrees to accept such new proposed budget, then such budget shall become the “Budget” for all purposes hereunder.  If an Event of Default exists, Holder may exercise any right, power or remedy permitted by law or set forth herein or in the Loan Agreement or any other Loan Document.

15.Conditions Precedent.  Maker hereby certifies and declares that all acts, conditions and things required to be done or performed or to have happened precedent to the creation and issuance of this Note, and in order to constitute this Note the legal, valid and binding obligation of Maker, enforceable in accordance with the terms hereof, have been done or performed or have happened in due and strict compliance with all applicable laws or have been expressly waived in writing by Holder.

16.Certain Waivers and Consents.  Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby severally (a) waive presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatever with respect to this Note, (b) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (c) waive any right to require Holder to proceed against any security for this Note before proceeding hereunder, (d) waive diligence in the collection of this Note or in filing suit on this Note, and (e) agree to pay all out of pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, which may actually be incurred in the collection of this Note or any part thereof or in preserving, securing possession of and realizing upon any security for this Note.

17.Usury Savings Clause.  The provisions of this Note and of all agreements between Maker and Holder are, whether now existing or hereinafter made, hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, prepayment, demand for payment or otherwise, shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or detention of the principal hereof or interest hereon, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law.  In particular, it is the intention of the parties hereto to conform strictly to the laws of the State of New York and Federal law, whichever is applicable.  If as a result of any circumstance whatsoever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder pertaining to the subject matter hereof shall, at the time performance or fulfillment of such provision is due, involve or purport to require any payment in excess of the limits then prescribed by applicable law, then the obligation to be performed or fulfilled shall hereby be reduced to such limit as to be valid under such applicable law, and if as a result of any circumstance whatsoever, Holder should receive as interest under this Note an amount which would exceed the then highest lawful rate, the amount by which such interest payment would exceed such highest lawful rate shall be applied to the reduction of the principal balance owing hereunder without prepayment premium or penalty (or, at Holder’s option, be paid to Maker) and in no event shall be counted as interest.  To the fullest extent permitted by then applicable law, the determination of the legal maximum amount of interest shall at any and all times be made by amortizing, prorating, allocating and spreading in equal parts over the period of the full stated term of this Note, all interest at any time contracted for, charged or received from Maker in connection with this Note and all other agreements between Maker and Holder pertaining to the subject matter hereof, so that the actual rate of interest on account of the indebtedness represented by this Note is uniform throughout the term hereof and complies with all applicable law.

18.Non-Recourse; Exceptions to Non-Recourse.  Maker’s obligations hereunder are subject to and limited by the terms of Section 10.31 of the Loan Agreement, which terms are incorporated herein by reference.

19.Severability.  If any provision hereof or of any other document securing or otherwise related to the indebtedness evidenced hereby is, for any reason and to any extent, deemed invalid or unenforceable in any jurisdiction or with respect to any Person, entity or circumstances, then neither the remainder of the document in which such provision is contained, nor the application of such provision in respect of other persons, entities, or circumstances, nor any other document referred to herein, shall be affected by such invalidity or lack of enforceability, but, instead, shall be enforceable to the maximum extent permitted by law.

20.Transfer of Note.  Each provision of this Note shall be and remain in full force and effect notwithstanding any negotiation or transfer hereof and any interest herein to any other Holder or participant.

21.Security Interest.  Maker hereby pledges and grants to Holder a security interest in and to any money or other property that Holder may at any time have or hold on deposit for Maker.

22.Governing Law.  Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the substantive laws of the State of New York, without reference to conflict of laws principles.

23.Time of Essence.  Time is of the essence in respect of each of the terms and provisions of this Note.

24.Remedies Cumulative.  The remedies provided to Holder in this Note, the Loan Agreement, the Mortgages and the other Loan Documents are cumulative and concurrent and may be exercised singly, successively or jointly against Maker, the Property, the Chattels, the Intangible Personalty and the other Collateral and other security, or against Guarantor or any obligor under, or guarantor of, this Note or the other Loan Documents, at the sole and absolute discretion of Holder.

25.No Waiver.  Holder shall not by any act or omission be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder and then only to the extent specifically set forth therein.  A waiver of any singular right or remedy granted to Holder hereunder shall not be construed as continuing or as a bar to or waiver of (i) any other right or remedy granted to Holder hereunder, or (ii) such waived right or remedy granted to Holder hereunder in connection with any subsequent event.

26.Joint and Several Obligation.  If Maker is more than one Person, then: (a) all Persons comprising Maker are jointly and severally liable for all of Maker’s obligations hereunder; (b) all representations, warranties and covenants made by Maker shall be deemed representations, warranties and covenants of each of the Persons comprising Maker; (c) any breach, Default or Event of Default by any of the Persons comprising Maker hereunder shall be deemed to be a breach, Default or Event of Default of each of the Persons comprising Maker; and (d) any reference herein contained to the knowledge or awareness of Maker shall mean the knowledge or awareness of any of the Persons comprising Maker.

27.WAIVER OF JURY TRIAL.  MAKER AND HOLDER KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAKER OR HOLDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN AGREEMENT, THE MORTGAGES, OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR

WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR MAKER AND HOLDER TO ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THIS NOTE.

28.WAIVER OF PREPAYMENT RIGHT WITHOUT PREMIUM.  EXCEPT AS EXPLICITLY SET FORTH HEREIN, MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAW IN EQUITY OR OTHERWISE TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PREPAYMENT PREMIUM, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE OR OTHERWISE, AND AGREES THAT, IF FOR ANY REASON A PREPAYMENT OF ALL OR ANY PART OF THIS NOTE IS MADE, WHETHER VOLUNTARILY OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF THE OCCURRENCE OF ANY EVENT OF DEFAULT ARISING FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY PROHIBITED OR RESTRICTED TRANSFER, PROHIBITED OR RESTRICTED FURTHER ENCUMBRANCE OR PROHIBITED OR RESTRICTED DISPOSITION OF THE PROPERTY OR ANY PART THEREOF SECURING THIS NOTE, THEN MAKER SHALL BE OBLIGATED TO PAY, CONCURRENTLY WITH SUCH PREPAYMENT, THE PREPAYMENT PREMIUM AS PROVIDED FOR IN THIS NOTE OR, IN THE EVENT OF PREPAYMENT FOLLOWING ACCELERATION OF THE MATURITY DATE HEREOF WHEN THIS NOTE IS CLOSED TO PREPAYMENT, AS PROVIDED HEREIN AND IN THE LOAN AGREEMENT.  MAKER HEREBY DECLARES THAT HOLDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MAKER, FOR THIS WAIVER AND AGREEMENT.

29.Amendment and Restatement.

(a)Holder is the holder of each of the Prior Mortgages (as such term is defined in each of the Mortgages by Fairview Borrower and Fieldcrest Borrower (as such terms are defined in Schedule I)).

(b)Holder is the holder of each of the notes set forth in Schedule II attached hereto (collectively, the “Prior Notes”).

(c)This Note consolidates, amends, modifies and restates the Prior Notes in their entirety.  The terms, covenants, agreements, rights, obligations and conditions contained in this Note shall consolidate, amend, modify, restate and supersede in all respect the terms, covenants, agreements, rights, obligations and conditions contained in the Prior Notes, but shall not impair the debt evidenced by such Prior Notes (as previously consolidated and amended), which shall be paid, together with the Additional Advance, pursuant to this Note.  It is agreed and understood that the principal amount outstanding under this Note, as of the date hereof, is $33,000,000.00.

30.Acceptance of Cures for Events of Default.  Notwithstanding anything to the contrary contained in this Note or the other Loan Documents (including, without limitation, any reference to the “continuance” of an Event of Default or to any Event of Default that is “continuing”), Holder shall in no event or under any circumstance be obligated or required to accept a cure by Maker or by any other Person of an Event of Default unless Holder agrees to do so in the exercise of its sole and absolute discretion, it being agreed that once an Event of Default has occurred and so long as Holder has not determined to accept a cure of such Event of Default in writing, Holder shall be absolutely and unconditionally entitled to pursue all rights and remedies available to it under the Loan Documents, at law or in equity or otherwise.

[END OF TEXT]

IN WITNESS WHEREOF and intending to be legally bound, Maker has duly executed this Note as of the date first above written.

MAKERS:

WU/LH 103 FAIRVIEW PARK L.L.C.,
a Delaware limited liability company

By:GTJ Realty, LP, a Delaware limited partnership, its sole member

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its manager

By: /s/ Paul A. Cooper

Name: Paul A. Cooper

Title: CEO

STATE OF NEW YORK)

) ss.:

COUNTY OF NASSAU)

On the 9th day of March in the year 2018 before me, the undersigned, a Notary Public in and for said State, personally appeared, Paul A. Cooper, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Katherine Pastore

(Signature and office of individual taking acknowledgment.)

Notary Public

My Commission Expires: June 25, 2020

[Acknowledgment on behalf of WU/LH 103 FAIRVIEW PARK L.L.C.]

WU/LH 404 FIELDCREST L.L.C.,
a Delaware limited liability company

By:GTJ Realty, LP, a Delaware limited partnership, its sole member

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its manager

By: /s/ Paul A. Cooper

Name: Paul A. Cooper

Title: CEO

STATE OF NEW YORK)

) ss.:

COUNTY OF NASSAU)

On the 9th day of March in the year 2018 before me, the undersigned, a Notary Public in and for said State, personally appeared, Paul A. Cooper, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Katherine Pastore

(Signature and office of individual taking acknowledgment.)

Notary Public

My Commission Expires: June 25, 2020

[Acknowledgment on behalf of WU/LH 404 FIELDCREST L.L.C.]

WU/LH 300 AMERICAN L.L.C.,
a Delaware limited liability company

By:GTJ Realty, LP, a Delaware limited partnership, its sole member

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its manager

By: /s/ Paul A. Cooper

Name: Paul A. Cooper

Title: CEO

STATE OF NEW YORK)

) ss.:

COUNTY OF NASSAU)

On the 9th day of March in the year 2018 before me, the undersigned, a Notary Public in and for said State, personally appeared, Paul A. Cooper, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Katherine Pastore

(Signature and office of individual taking acknowledgment.)

Notary Public

My Commission Expires: June 25, 2020

[Acknowledgment on behalf of WU/LH 300 AMERICAN L.L.C.]

WU/LH 500 AMERICAN L.L.C.,
a Delaware limited liability company

By:GTJ Realty, LP, a Delaware limited partnership, its sole member

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its manager

By: /s/ Paul A. Cooper

Name: Paul A. Cooper

Title: CEO

STATE OF NEW YORK)

) ss.:

COUNTY OF NASSAU)

On the 9th day of March in the year 2018 before me, the undersigned, a Notary Public in and for said State, personally appeared, Paul A. Cooper, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Katherine Pastore

(Signature and office of individual taking acknowledgment.)

Notary Public

My Commission Expires: June 25, 2020

[Acknowledgment on behalf of WU/LH 500 AMERICAN L.L.C.]

SCHEDULE I

MAKERS

1.	WU/LH 103 FAIRVIEW PARK L.L.C., a Delaware limited liability company (“Fairview Borrower”).
2.	WU/LH 404 FIELDCREST L.L.C., a Delaware limited liability company (“Fieldcrest Borrower”).
3.	WU/LH 300 AMERICAN L.L.C., a Delaware limited liability company (“300 American Borrower”).
4.	WU/LH 500 AMERICAN L.L.C., a Delaware limited liability company (“500 American Borrower”).

SCHEDULE II

PRIOR NOTES

Assigned Note

Mortgage Note dated as of February 25, 2008 made by WU/LH 470 Bridgeport L.L.C., WU/LH 950 Bridgeport L.L.C., WU/LH 12 Cascade L.L.C.; WU/LH 15 Executive L.L.C., WU/LH 22 Marsh Hill L.L.C., WU/LH 25 Executive L.L.C., WU/LH 269 Lambert L.L.C., WU/LH 401 Fieldcrest L.L.C., WU/LH 404 Fieldcrest L.L.C., WU/LH 36 Midland L.L.C., WU/LH 100-110 Midland L.L.C., WU/LH 112 Midland L.L.C., WU/LH 199 Ridgewood L.L.C., WU/LH 203 Ridgewood L.L.C., WU/LH 8 Slater L.L.C., WU/LH 100 American L.L.C., WU/LH 200 American L.L.C., WU/LH 300 American L.L.C., WU/LH 400 American L.L.C. and WU/LH 500 American L.L.C., each a Delaware limited liability company in favor of John Hancock Life Insurance Company (U.S.A.), a Michigan corporation, doing its mortgage business in New York as Manulife Financial, successor by merger to John Hancock Life Insurance Company, a Massachusetts corporation.

Partial Release of Mortgage dated April 3, 2013 from John Hancock Life Insurance Company.

Allonge to Mortgage Note dated April 3, 2013 from John Hancock Life Insurance Company to Genworth Life Insurance Company.

Amended and Restated Promissory Note dated April 3, 2013, given by WU/LH 103 Fairview Park L.L.C. and WU/LH 404 Fieldcrest L.L.C. to Genworth Life Insurance Company in the amount of Fourteen Million Four Hundred Thousand Dollars ($14,400,000.00).  The outstanding principal balance due under the note as of the date hereof is $12,865,751.53.

Allonge

Allonge, dated as of the date hereof, made by Genworth Life Insurance Company to Holder.

Gap Note

That certain Gap Promissory Note, dated as of the date hereof, made by Fairview Borrower and Fieldcrest Borrower to Holder in the original principal amount of $4,034,248.47.